UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  December 15, 2025

INSULET CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33462	04-3523891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Nagog Park
Acton	Massachusetts	01720
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(978)	600-7000

Not Applicable (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	PODD	The NASDAQ Stock Market, LLC

Item 4.01	Changes in Registrant's Certifying Accountant
On December 15, 2025, following careful deliberation and a competitive process, the Audit Committee (the “Committee”) of the Board of Directors of Insulet Corporation (the “Company”) approved the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm, subject to completion of standard client acceptance procedures, and dismissed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Grant Thornton was previously engaged to audit the Company’s consolidated financial statements for the year ending December 31, 2025. The appointment of PwC does not affect Grant Thornton’s engagement for the year ended December 31, 2025.

Grant Thornton’s reports on the consolidated financial statements of the Company for the fiscal years ended December 31, 2024 and 2023 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2024 and 2023 and in the subsequent interim period through December 15, 2025, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of such disagreements in its reports on the consolidated financial statements for such years. As previously disclosed in the Company’s Annual report on Form 10-K for the fiscal year ended December 31, 2023 filed on February 23, 2024 and Quarterly Reports on Forms 10-Q for the periods in the year ended December 31, 2024, the Company disclosed a material weakness related to ineffective information technology general controls around systems that support the Company’s financial reporting outside of North America. The material weakness was remediated as described in Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. There were no other “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K) during the fiscal years ended December 31, 2024 and 2023 and in the subsequent interim period through December 15, 2025.

The Committee has discussed the above-mentioned reportable event with Grant Thornton, and Grant Thornton has been authorized by the Company to respond fully to inquiries of PwC, concerning this reportable event.

The Company provided Grant Thornton with a copy of this Current Report on Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (“SEC”) and requested that Grant Thornton furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of Grant Thornton’s letter, dated December 19, 2025, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended December 31, 2024 and 2023 and in the subsequent interim period through December 15, 2025, neither the Company nor anyone acting on its behalf consulted PwC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s financial statements, and neither a written report nor oral advice was provided to the Company by PwC that PwC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
16.1	Letter from Grant Thornton LLP to the Securities and Exchange Commission, dated as of December 19, 2025.

104	Cover Page Interactive Date File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION

Date: December 19, 2025	By:	/s/ Flavia Pease
Flavia Pease
Executive Vice President, Chief Financial Officer